UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of AmpliPhi Biosciences Corporation (the “Company”), the Company’s shareholders approved the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) and the Company’s 2016 Employee Stock Purchase Plan (the “ESPP”), each of which had been previously approved by the Company’s Board of Directors (the “Board”) subject to shareholder approval.

Detailed summaries of the material terms of the 2016 Plan and the ESPP are set forth under the captions “Proposal 2” and “Proposal 3,” respectively, in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 20, 2016 (the “Proxy Statement”). Those summaries are qualified in their entirety by reference to the text of the 2016 Plan and the ESPP, which are attached as Exhibit 99.1 and Exhibit 99.3, respectively, to our Registration Statement on Form S-8 (No. 333-212183), filed with the SEC on June 22, 2016.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2016, the Company held its Annual Meeting. As of May 20, 2016, the record date for the Annual Meeting, 8,242,528 shares of the Company’s common stock (“Common Stock”) were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by shareholders at the Annual Meeting is set forth below.

A total of 6,718,122 shares of Common Stock were present at the meeting in person or by proxy, which represents approximately 81.5% of the shares of Common Stock outstanding as of the record date for the Annual Meeting.

Proposal 1. Election of Directors.

The Company’s shareholders elected Louis Drapeau and Michael S. Perry, Ph.D. as Class I Directors to serve until the Company’s 2019 Annual Meeting of Shareholders, Vijay B. Samant as a Class II Director to serve until the Company’s 2017 Annual Meeting of Shareholders, and Paul C. Grint, M.D. as a Class III Director to serve until the Company’s 2018 Annual Meeting of Shareholders, in each case until their respective successors are duly elected and qualified. The final tabulation of voting results in the election was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Louis Drapeau	3,575,954	1,908,800	1,233,368
Michael S. Perry, Ph.D.	3,509,880	1,974,874	1,233,368
Vijay B. Samant	3,750,926	1,733,828	1,233,368
Paul C. Grint, M.D.	3,841,261	1,643,493	1,233,368

Proposal 2. Approval of the AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan.

The Company’s shareholders approved the 2016 Plan. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,360,379	2,074,152	50,223	1,233,368

Proposal 3. Approval of the AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan.

The Company’s shareholders approved the ESPP. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,556,423	1,877,789	50,542	1,233,368

Proposal 4. Approval of the Company’s reincorporation in the State of Delaware, to be effected through a merger with and into a newly formed and wholly owned Delaware subsidiary.

The proposed reincorporation of the Company in the State of Delaware, as detailed under the caption “Proposal 4” in the Proxy Statement, was not approved at the Annual Meeting, as the requisite number of votes needed for shareholder approval was not obtained. The final tabulation of voting results on this matter was follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,655,570	1,791,938	37,246	1,233,368

Proposal 5. Approval of the issuance by the Company of up to an aggregate of 1,037,053 shares of common stock as and to the extent required to be issued pursuant to the terms and conditions of that certain Common Stock Issuance Agreement, dated April 8, 2016, by and among the Company and certain former holders of the Company’s Series B Convertible Preferred Stock.

The Company’s shareholders approved the issuance by the Company of up to an aggregate of 1,037,053 shares of Common Stock as and to the extent required pursuant to the terms of a Common Stock Issuance Agreement. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,707,601	1,636,714	140,439	1,233,368

Proposal 6. Approval of the issuance by the Company of up to an aggregate of 4,706,000 shares of common stock and/or warrants to purchase common stock in a financing that does not constitute a public offering under NYSE MKT rules, for gross sale proceeds of up to $12,000,000 and at a discount to the then-current market value of the Company’s Common Stock not to exceed 15%.

The Company’s shareholders approved the issuance of up to an aggregate of 4,706,000 shares of Common Stock and/or warrants to purchase Common Stock in a financing that does not constitute a public offering, as detailed under the caption “Proposal 6” in the Proxy Statement. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
3,709,098	1,726,320	49,336	1,233,368

Proposal 7. Ratification of the Selection of Independent Registered Public Accounting Firm.

The Company’s shareholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,650,930	12,967	54,225	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer